UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MELA Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

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MELA SCIENCES, INC.

50 South Buckhout Street, Suite 1

Irvington, New York 10533

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MELA Sciences, Inc., a Delaware corporation (the “Company”). The meeting will be held at The Double Tree Hotel, 455 S. Broadway, Tarrytown, NY 10591 on Thursday, May 15, 2014 at 9:00 a.m. local time, for the following purposes:

1. To elect eight directors to serve for the ensuing year and until their successors are elected;

2. To consider and vote upon a proposal to amend the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 95,000,000 to 150,000,000, subject to the Board of Directors’ authority to abandon such amendment;

3. To consider and vote upon a proposal to amend the Company’s Fifth Amended and Restated Certificate of Incorporation to (A) effect a reverse stock split of its common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-6 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split; and (B) change the number of authorized shares of common stock to 50,000,000, subject to the Board of Directors’ authority to abandon such amendment;

4. To consider and cast an advisory vote on a non-binding resolution to approve the compensation of our executive officers disclosed in this Proxy Statement;

5. To ratify the selection by the audit committee of the Board of Directors of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

6. To conduct any other business properly brought before the meeting.

The record date for the Annual Meeting is March 28, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Rose Crane

President and Chief Executive Officer

Irvington, New York

April 14, 2014

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 14, 2014. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD;

•	BY INTERNET OR TELEPHONE; OR

•	ATTEND THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 15, 2014 — THE PROXY STATEMENT AND THE 2013 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT HTTP://WWW.EDOCUMENTVIEW.COM/MELA.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL I: ELECTION OF DIRECTORS	5
CORPORATE GOVERNANCE	9
PROPOSAL II: AMENDMENT OF THE COMPANY’S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 95,000,000 TO 150,000,000	14
PROPOSAL III: AMENDMENT OF THE COMPANY’S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK AT A SPECIFIC RATIO WITHIN A RANGE FROM I FOR 6 TO 1 FOR 10 AND CHANGE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000	16
PROPOSAL IV: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	20
PROPOSAL V: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
EQUITY COMPENSATION PLAN INFORMATION	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
EXECUTIVE OFFICERS OF THE COMPANY	24
EXECUTIVE COMPENSATION	25
CERTAIN TRANSACTIONS	29
HOUSEHOLDING OF PROXY MATERIALS	29
OTHER MATTERS	29

MELA SCIENCES, INC.

50 South Buckhout Street, Suite 1

Irvington, New York 10533

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of MELA Sciences, Inc. (“we”, “us”, “our”, or “the Company”) is soliciting your proxy to vote at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.

The Company intends to mail this Proxy Statement and the accompanying proxy card together with the Company’s 2013 Annual Report to Stockholders on or about April 14, 2014 to all stockholders of record entitled to vote at the Annual Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 52,107,465 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 28, 2014 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 28, 2014 your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of eight directors;

•

Approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 95,000,000 to 150,000,000, subject to the Board of Directors’ authority to abandon such amendment;

•

Approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation (A) effecting a reverse stock split of our common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-6 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split; and (B) changing the number of authorized shares of common stock to 50,000,000, subject to the Board of Directors’ authority to abandon such amendment;

•	Casting an advisory vote on a non-binding resolution to approve the compensation of our executive officers disclosed in this Proxy Statement; and

•	Ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters you may vote “For” or “Against” or abstain from voting. Procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via the Internet or by Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to reach us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Voting Via the Internet or By Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://proxy.georgeson.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 877-456-7915 and following the operator’s instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on May 14, 2014. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of March 28, 2014.

What if I return a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on the matter presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services, and by Georgeson Inc., who we have retained to aid in the solicitation of proxies. We will pay Georgeson Inc. a fee of $16,000 plus expenses for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may issue a proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 50 South Buckhout Street, Suite 1, Irvington, New York 10533.

•	You may vote by telephone or via the Internet.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders of the Company may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the Proxy Statement distributed to stockholders prior to the annual meeting of stockholders in the year 2015, a stockholder proposal must be received by the Company no later than December 15, 2014 and must otherwise comply with the requirements of Rule 14a-8.

In order to be considered for presentation at the annual meeting of stockholders in the year 2015, although not included in the Proxy Statement, a stockholder proposal or nomination(s) must comply with the requirements of the Company’s Third Amended and Restated Bylaws (the “Bylaws”) and be received by the Company no later than the close of business on February 17, 2015 and no earlier than the close of business on January 18, 2014; provided, however, that in the event that the date of the 2015 annual meeting is more than thirty (30) days before or more than sixty (60) days after May 15, 2015, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals should be delivered in writing to MELA Sciences, Inc., 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary. A copy of the Company’s Bylaws may be obtained from the Company upon written request to the Secretary.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate “For”, “Against” and “Withhold” votes, abstentions and broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•

Proposal No. I, the election of directors, the eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect on the outcome of the vote. Stockholders do not have the right to cumulate their votes for directors.

•

Proposal No. II, the approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation increasing the number of shares of authorized common stock from 95,000,000 to 150,000,000, subject to the Board of Directors’ authority to abandon such amendment, must receive a “For” vote from a majority of the outstanding shares of common stock to be approved. Abstentions and broker non-votes will have the same effect as an “Against” vote.

•	Proposal No. III, the approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation (A) effecting a reverse stock split of our common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-6 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split; and (B) changing the number of authorized shares of common stock to 50,000,000, subject to the Board of Directors’ authority to abandon such amendment, must receive a “For” vote from a majority of the outstanding shares of common stock to be approved. Abstentions and broker non-votes will have the same effect as an “Against” vote.

•

Proposal No. IV, an advisory (non-binding) resolution to approve the compensation of our executive officers disclosed in this Proxy Statement, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

•

Proposal No. V, the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 52,107,465 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed by the Company within four business days of the Annual Meeting.

How can I obtain additional copies?

For additional copies of this Proxy Statement and the enclosed proxy card and 2013 Annual Report to Stockholders, you should contact our corporate office at 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary, telephone (914) 591-3783.

PROPOSAL I

ELECTION OF DIRECTORS

There are eight nominees for the nine director positions presently authorized by the Company’s Board of Directors and the Company’s Bylaws. The vacant directorship may be filled in the future at the discretion of the Company’s Board of Directors. This discretionary power gives us the flexibility of appointing new directors in periods between our annual meetings should suitable candidates come to our attention. The names of the persons who are nominees for director and their positions and offices with the Company are set forth in the table below. Each director to be elected will hold office until the 2015 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Although there is no formal policy, the Company encourages its directors to attend the Company’s annual meetings.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board of Directors may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and we have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee for director:

Name	Age	Position
Jeffrey O’Donnell	54	Chairman of the Board
Robert Coradini	54	Director
Rose Crane	54	President, Chief Executive Officer and Director
Tony Dimun	70	Director
Samuel Navarro	58	Director
David K. Stone	57	Director
Kathryn Swintek	61	Director
LuAnn Via	60	Director

Jeffrey O’Donnell was appointed to serve on our Board of Directors in January 2014 and appointed as Chairman of the Board of Directors in March 2014. Mr. O’Donnell is currently a Managing Director at BioStar Ventures, a venture capital firm created by physicians and medical business leaders to invest primarily in early stage medical devices, which he joined in July 2009. In 2007, Mr. O’Donnell started Embrella Cardiovascular, Inc., a medical device startup company. In July of 2009, Mr. O’Donnell was named President and Chief Executive Officer of the company, which was later sold to Edwards Lifesciences Corporation in September 2011. From 1999 through 2009, Mr. O’Donnell served as President, Chief Executive Officer and a Director of PhotoMedex, Inc., a public medical device company listed on the Nasdaq Stock Market. From 1995 through 2000, Mr. O’Donnell was at Cardiovascular Dynamics, Inc., a company focused in interventional cardiology, where he served in a number of senior executive positions, including President and Chief Operating Officer and Chairman and Chief Executive Officer. Cardiovascular Dynamics became Radiance Medical Systems, which was purchased by Endologix, Inc. in 2000. Mr. O’Donnell remained on the Board of Directors until 2012. Currently, Mr. O’Donnell sits on the Board of Directors of AltheRx Pharmaceuticals, CD Diagnostics, Inc. and Vertical Capital. Mr. O’Donnell is also the Executive Chairman of the Board of Trice Orthopedics, Inc., a position he has held since January 2012. We believe Mr. O’Donnell’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare industry; his traditional corporate background with emerging growth experience; and his past experience as a president, chief executive officer or director of six other companies.

Robert Coradini has served as a member of our Board of Directors since December 2011 and as Chairman of our Board of Directors from November 2013 to March 2014. From June 2013 to November 2013, Mr. Coradini served as our Interim Chief Executive Officer. Mr. Coradini currently serves as an expert to the medical device and biotechnology industry. Prior to this and since 1996 Mr. Coradini served in various executive capacities at several Johnson & Johnson (“J&J”) companies. From June 2005 to May 2009, Mr. Coradini served as President of New Ventures for J&J Consumer Products Company which also included leading and growing OrthoNeutrogena (aka OrthoDermatologics), a leader in dermatology care, from January 2006 thru May 2009. From January 2003 through June 2005, Mr. Coradini served as President of CardioVations/Ethicon, a J&J Company involved with cardiac surgery and tissue management. From June 2000 to January 2003 Mr. Coradini was President of Lifescan, a J&J Company that provides medical devices to the diabetes market. Before Lifescan, Mr. Coradini was head of Business Development for J&J’s Medical Devices & Diagnostic Group and before that President of Cordis Endovascular. Prior to J&J, Mr. Coradini was with General Electric for ten years, seven of which were with GE Medical Systems. Mr. Coradini currently serves on the Board of Directors of WaferGen BioSystems and Chairs its Nominating and Governance Committee and is a member of its Compensation Committee. We believe Mr. Coradini’s qualifications to serve on our Board of Directors include his more than 20 years of experience in the medical device industry and executive experience with two major medical device manufacturers.

Rose Crane was appointed to serve on our Board of Directors in November 2013 and has served as our President and Chief Executive Officer since November 2013. Ms. Crane served as our Acting Chief Financial Officer, Secretary and Treasurer from January 1, 2014 to April 14, 2014. Ms. Crane was most recently a Partner at Apple Tree Partners, a venture capital firm that invests in pharmaceuticals, biotech, medical technology and healthcare services, since 2012. From October 2008 to November 2011, Ms. Crane was President and Chief Executive Officer of Epocrates, Inc., a healthcare technology company that provides point-of-care digital solutions, where she developed the strategic plan to advance and promote growth at the company and helped take the company public. Prior to that Ms. Crane was at Johnson & Johnson from 2002 to 2008, serving in various senior executive positions, including as Company Group Chairman of OTC/Nutritionals. Ms. Crane started her career with Bristol-Myers Squibb Company in 1982, where she held numerous positions, including senior management assignments, such as President, Global Marketing and Consumer Products, from 1998 to 2000, and President, U.S. Primary Care from 2000 to 2002. Ms. Crane also serves on the Board of Directors of Novalere, a consumer healthcare company, since May 2013. We believe Ms. Crane’s qualifications to serve on our Board of Directors include her intimate knowledge of our operations as a result of her day to day leadership as our President and Chief Executive Officer.

Tony Dimun was appointed to serve on our Board of Directors in October 2013. Mr. Dimun has over 30 years of successful operational, business development, and financial experience in the healthcare marketplace. Since 2001, Mr. Dimun has served as Chairman of Nascent Enterprises, LLC, a group of medical industry entrepreneurs focused on successful commercialization of promising medical device inventions. From 1987 to 2001, Mr. Dimun served as Executive Vice President & Chief Financial Officer of Vital Signs, Inc., a publicly held anesthesia, respiratory and sleep apnea medical device business, providing growth strategies to enhance the company’s value through highly focused bolt on acquisitions. GE Medical acquired Vital Signs in 2008 for approximately $900 million. Mr. Dimun has been a director of several public companies, including Vital Signs, Inc., Bionx Implants, Inc., Colorado MedTech Inc., Photomedix, ISS Surgical Systems and numerous privately held companies in the healthcare industry. He also served on the Board of Advisors of the Rutgers University Technology Center & the Biomaterial Institute of Rutgers University and, through Nascent Enterprises, provides the University of Pennsylvania and other universities with entrepreneurial assistance to commercialize medical technology. Prior to 1991, Mr. Dimun held positions as a Certified Public Accountant with national accounting firms and served as Senior Vice President for an international merchant banking firm specializing in mergers & acquisitions. We believe Mr. Dimun’s qualifications to serve on our Board of Directors include his experience as a chief financial officer of a medical device company; his strong financial background; and his strong relationships with dermatologists.

Samuel Navarro was appointed to serve on our Board of Directors in March 2014, pursuant to a director designation right granted to Broadfin Capital, LLC in connection with its purchase of the Company’s Series A Convertible Preferred Stock and warrants in February 2014. On March 31, 2014, we and Broadfin agreed to terminate this director designation right. Nevertheless, the Board of Directors has determined that having Mr. Navarro on the Board would be in the best interest of the Company and its stockholders and therefore decided to include Mr. Navarro on the slate of directors to be nominated for election at the Annual Meeting. Since October 2008, Mr. Navarro has been Managing Partner at Gravitas Healthcare, LLC, which provides strategic advisory services to medical technology companies. From September 2005 to October 2008, Mr. Navarro was Managing Director of Cowen & Co. in New York City and head of their Medical Technology Investment Banking initiatives, leading a team of senior people, and was responsible for building the franchise across all product categories, including M&A/Advisory and financing services and products. From 2001 to 2005, Mr. Navarro was at The Galleon Group running the Galleon Healthcare Fund as a Senior Portfolio Manager. He was responsible for all health care investments across all sectors, including pharmaceuticals / biopharmaceutical industries, medical technology and hospital supplies, and all areas of healthcare services. From July 1998 to February 2001, Mr. Navarro was Global Head of Healthcare Investment Banking at ING Barings. Mr. Navarro has also served or serves on the boards of Arstasis, MicroTherapeutics, Jomed, Photomedex and Pixelux Entertainment. Mr. Navarro received an MBA in Finance from The Wharton School at the University of Pennsylvania, a Master of Science in Engineering from Stanford University and a Bachelor of Science in Engineering from The University of Texas at Austin. We believe Mr. Navarro’s qualifications to serve on our Board of Directors include his wealth of knowledge and industry expertise in finance, investment banking, mergers and acquisitions, equity research and investment management experience in the medical device industry.

David K. Stone has served as a member of our Board of Directors since December 2011 and served as Chairman of our Board of Directors from June 2013 to November 2013. In 2006, Mr. Stone founded Liberty Tree Advisors, LLC, a life sciences investment banking and consulting firm where he is currently a Managing Director. Prior to this, from 2000 to 2006 Mr. Stone was a Managing Director and Partner at Flagship Ventures, a venture capital fund focused in the life sciences industry. From 1989 to 1999, Mr. Stone led the biotechnology equity research team at Cowen & Company. Mr. Stone is currently on the Board of Directors of PAKA Pulmonary Pharmaceuticals and of Seahorse Bioscience, where he is Chairman of the Audit Committee. From 2001 to 2009, he served on the Board of Directors of Oscient Pharmaceuticals, where he served as Chairman from 2005 to 2009. We believe Mr. Stone’s qualifications to serve on our Board of Directors include his extensive experience as a biopharmaceutical industry research analyst and his venture capital work with numerous pharmaceutical and medical device companies.

Kathryn Swintek has served as a member of our Board of Directors since April 2013. Since August 2010, Ms. Swintek has been a Managing Partner and member of the Investment Committee of Golden Seeds Fund 2, and Managing Director of Golden Seeds LLC, an angel investment forum backing women owned or managed early stage and growth companies. Prior to Golden Seeds, Ms. Swintek was a senior executive at BNP Paribas from November 1989 to April 2008, where she most recently served as Managing Director and Global Co-Head of its London-based Financial Sponsors Coverage Group. From 1974 to 1989, Ms. Swintek was a senior executive with Irving Trust Company (now known as BNY Mellon), where she was a Sr. Vice President and held positions in risk management, and acquisition finance, and managed business relationships for the International Division in North Africa and the Near East, as well as in France, where she served as Representative while residing in Paris. Ms. Swintek is a former Chair of the Governing Board and the Executive Committee of The Committee of 200, a business women’s leadership organization, which she joined in 2003. She serves on the Board of Directors of Turtle & Hughes, Inc., and Open Road Integrated Media, Inc. She is also a member of the Women’s Forum, Women Corporate Directors, and Women Business Leaders of the U.S. Health Care Industry Foundation. We believe Ms. Swintek’s qualifications to serve on our Board of Directors include her corporate leadership experience and her wide-ranging experience in international financial services.

LuAnn Via has served as a member of our Board of Directors since April 2012. In November 2012 Ms. Via became President and CEO of Christopher & Banks Corporation, a specialty retailer of women’s clothes; a company operating more than 500 retail stores. Prior to this, Ms. Via served as the President and Chief Executive Officer of Payless ShoeSource, a unit of Collective Brands, Inc., from July 2008 to October 2012 when the company was acquired and taken private. Before joining Payless ShoeSource, from January 2006 Ms. Via served as group divisional President of Lane Bryant and Cacique store chains and as President of Catherines stores, both divisions of Charming Shoppes, Inc. Prior to this, and for more than 20 years, Ms. Via held several leadership positions with a number of top retailers. Ms. Via is a Board member of Christopher & Banks Corporation and a member of Women Corporate Directors and The Committee of 200, a business women’s leadership group. We believe Ms. Via’s qualifications to serve on our Board of Directors include her extensive experience in retail sales which will assist us in properly positioning MelaFind® during commercialization.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL I

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the listing standards of the NASDAQ Stock Market (“NASDAQ”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Company’s Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as are in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of the Company’s directors and director nominees are independent directors within the meaning of the applicable NASDAQ listing standards, except Rose Crane, the President and Chief Executive Officer of the Company.

Information Regarding the Board of Directors and its Committees

The Company’s Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership information for each of these committees:

NAME	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE
Robert Coradini			X
Tony Dimun	X		X
Jeffrey O’Donnell		X
Samuel Navarro			X
David K. Stone	X		X
Kathryn Swintek	X	X
LuAnn Via		X

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage independent advisors, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Board Leadership Structure

We separate the roles of Chief Executive Officer (Rose Crane) and Chairman of the Board (Jeffrey O’Donnell) in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.

Audit Committee

The current members of our audit committee are Kathryn Swintek, Tony Dimun and David K. Stone, each of whom we believe satisfies the independence requirements of NASDAQ and the Securities and Exchange Commission (the “SEC”). Ms. Swintek chairs this committee. We believe each of Ms. Swintek and Mr. Dimun is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by NASDAQ. Our audit committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent auditors.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee.

The charter of our audit committee is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.melasciences.com.

Compensation Committee

The current members of our compensation committee are LuAnn Via, Jeffrey O’Donnell and Kathryn Swintek, each of whom we believe satisfies the independence requirements of NASDAQ. Ms.Via chairs this committee. The purpose of our compensation committee is to assist in the responsibilities of our Board of Directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	reviewing and recommending compensation of our executive officers;

•	administering our stock incentive plans; and

•	reviewing and recommending incentive compensation and equity plans.

The compensation committee reviews and recommends for approval by the Board, the compensation of the Company’s Chief Executive Officer and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The compensation committee also periodically reviews and makes recommendations to the Board with respect to non-employee director compensation.

The charter of our compensation committee is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.melasciences.com.

Nominating and Governance Committee

The current members of our nominating and governance committee are David K. Stone, Robert Coradini, Tony Dimun and Samuel Navarro, each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Stone chairs this committee. Our nominating and governance committee identifies and recommends nominees for election to our Board of Directors.

The nominating and governance committee has not adopted specific minimum criteria for director nominees. The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service, or if the nominating and governance committee decides not to nominate a member for re-election, the nominating and governance committee first considers the appropriateness of the size of the Board of Directors. If the nominating and governance committee determines that the Board seat should be retained and a vacancy exists, the committee considers factors that it deems are in the best interests of the Company and its stockholders in identifying and evaluating a new nominee.

In identifying suitable candidates for nomination as a director, the nominating and governance committee will consider the needs of the Board of Directors and the range of skills and characteristics required for effective functioning of the Board of Directors. In evaluating such skills and characteristics, the nominating and governance committee may take into consideration such factors as it deems appropriate, such as a nominee’s business and professional expertise and experiences, including particular experience in areas relevant to the Company’s business activities, concern for long-term interests of the stockholders, and personal integrity and judgment. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a diverse mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities to our stockholders.

The nominating and governance committee will consider all bona fide candidates for election to the Board of Directors and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted pursuant to the process described in the Company’s Bylaws and applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2015 Annual Meeting of Stockholders. The Company has not received any recommendations from stockholders for candidates for inclusion on the committee’s slate of nominees.

In addition, the nominating and governance committee, from time to time, reviews and reassesses the adequacy of the Company’s corporate governance guidelines and recommends any proposed changes to the Board for approval.

The charter of our nominating and governance committee is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.melasciences.com.

Meetings of the Board of Directors and Committees

The Board of Directors met seventeen times during the last fiscal year and acted four times by unanimous written consent. During the last fiscal year, the audit committee met four times, the compensation committee met seven times and acted seven times by unanimous written consent, and the nominating committee (which was reconstituted as the nominating and corporate governance committee in March 2014) met four times. All directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served held during the period for which they were a committee member.

All of our directors then serving attended the 2013 Annual Meeting of Stockholders. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The audit committee oversees management of financial risks. The nominating and governance committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest of director nominees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Stockholder Communications with the Board of Directors

We do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders of the Company may communicate directly with the Board of Directors in writing, addressed to:

Board of Directors

c/o Secretary

MELA Sciences, Inc.

50 South Buckhout Street, Suite 1

Irvington, New York 10533

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board of Directors (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not relate to a personal grievance against the Company or an employee or to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted MELA Sciences, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.melasciences.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the audit committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board of Directors and the audit committee. The audit committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the audit committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits, and received from them written disclosures and letter regarding their independence. The audit committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The audit committee held four meetings during the fiscal year ended December 31, 2013.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The audit committee has also retained EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE:

Kathryn Swintek

Tony Dimun

David K. Stone

*  The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL II

AMENDMENT OF THE COMPANY’S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 95,000,000 TO 150,000,000

General

The Board of Directors is proposing for stockholder approval an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of common stock, par value $0.001 per share, from 95,000,000 shares to 150,000,000 shares, subject to the Board of Directors’ authority to abandon such amendment. The Board of Directors approved this amendment, subject to stockholder approval, and directed that this amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. The Charter also authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.10 per share, of which 12,300 shares of Series A Convertible Preferred Stock, with a stated value of $1,000 (“Series A Preferred Stock”), are currently issued and outstanding. The proposed amendment will not increase or otherwise affect the Company’s authorized shares of preferred stock. The Board believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

Purpose of the Amendment

The Charter currently authorizes the issuance of up to 95,000,000 shares of common stock, par value $0.001 per share. As of the close of business on March 28, 2014, 52,107,465 shares of common stock were issued and outstanding. In addition, as of the close of business on March 28, 2014, there were 14,642,857 shares of common stock issuable upon conversion of 12,300 outstanding shares of Series A Preferred Stock; 21,047,641 shares of common stock issuable upon exercise of outstanding warrants; 2,981,358 shares of common stock issuable upon exercise of outstanding stock options; 3,754,290 shares of common stock available for issuance pursuant to future grants which can be made under the Company’s stock incentive plans; and 65,050 shares of common stock issuable pursuant to outstanding restricted stock grants made under the Company’s stock incentive plans.

Therefore, the purpose of this amendment to increase the number of authorized shares of common stock from 95,000,000 to 150,000,000 is to allow us to issue additional shares of common stock for any proper corporate purposes, including but not limited to, public or private financings, stock splits, stock dividends, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures and other business combinations, as well as for other general corporate transactions.

Other than as described above, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in the number of authorized shares of common stock. The additional shares of common stock will be available for issuance from time to time as determined by the Board of Directors for any proper corporate purposes. Having these additional shares of authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of stockholders.

Possible Effects of the Amendment and Anti-takeover Considerations

If the amendment to the Charter is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Shares of common stock issued in the future (including for the purposes described above in the section entitled “Purpose of Amendment”), other than for a stock split, may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could have a financially dilutive effect on previously issued shares of common stock and have a negative effect on the market price of the common stock. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our stock. Current stockholders have no preemptive or similar rights, other than a right of first refusal granted to the current holders of our Series A Preferred Stock.

The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of common stock or preferred stock, including preferred stock convertible into shares of common stock, in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations, and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effective Date

If the Company’s stockholders approve the increase in the number of authorized shares of common stock to 150,000,000 shares we have to file a Certificate of Amendment to the Charter with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file the Certificate of Amendment as soon as practicable. Our Board of Directors reserves the right, notwithstanding stockholder approval of the amendment and without further action by our stockholders, not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

Regarding the authorized capital structure of the Company, the first paragraph of Article III of the Charter currently provides as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000 consisting of 95,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.10 par value per share.

The Company’s Board of Directors has approved the following amendment to Article III, subject to approval of such amendment by the stockholders of the Company at the Annual Meeting, as specified below:

The first paragraph of Article III is to be deleted in its entirety and be replaced by the following paragraph:

“The total number of shares of stock that the Corporation shall have authority to issue is 160,000,000 consisting of 150,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.10 par value per share.”

Dissenter’s Rights

Neither Delaware law, the Company’s Charter, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

Vote Required.     The affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock is required to approve this proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal II.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL II

PROPOSAL III

AMENDMENT OF THE COMPANY’S FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

OF COMMON STOCK AT A SPECIFIC RATIO WITHIN A RANGE FROM 1-FOR-6 TO 1-FOR-10

AND CHANGE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000

General

The Board of Directors is proposing for stockholder approval an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Charter”), authorizing a reverse stock split of the issued and outstanding shares of our common stock, in order to regain compliance with the NASDAQ minimum bid price requirement (see below), at a ratio within the range of one-for-six (1:6) to one-for-ten (1:10), as determined by our Board of Directors; and changing the number of authorized shares of common stock to 50,000,000, subject to the Board of Directors’ authority to abandon such amendment (collectively, the “Reverse Stock Split”). The Board of Directors approved this amendment, subject to stockholder approval, and directed that this amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. If approved by the stockholders, consummation of the Reverse Stock Split is subject to further Board discretion as to whether to implement the Reverse Stock Split and the Board will have the sole authority to elect whether or not to amend our Charter to effect the Reverse Stock Split and, if implemented, to determine the ratio of the reverse stock split within the range authorized by the stockholders. Under the proposed amendment, outstanding shares of our common stock between a range of 6 to 10 would be combined and converted into one share of common stock and the number of authorized shares of common stock would be changed to 50,000,000. The proposed amendment will not increase or otherwise affect the Company’s authorized shares of preferred stock.

If approved by our stockholders, and if implemented by the Board, the Reverse Stock Split will become effective at the time specified in the amendment to our Charter which would be filed with the Secretary of State of the State of Delaware. The exact ratio of the reverse stock split within the 1:6 to 1:10 range would be determined in the Board’s discretion and publicly announced by the Company. Given the market price of our common stock as of the date of this Proxy Statement, our Board currently expects that it will implement the Reverse Stock Split (assuming stockholder authorization is obtained) in order to regain compliance with NASDAQ’s minimum bid price requirement.

NASDAQ Listing

Our common stock is currently listed on the NASDAQ Capital Market (symbol: MELA) and, as a result, the Company is subject to the rules of the NASDAQ Stock Market (the “NASDAQ Rules”). On August 22, 2013, the Company received a letter from the NASDAQ Stock Market indicating that the bid price of its common stock for 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ Listing Rule 5550(a)(2). The Company was provided a period of 180 calendar days, or until February 18, 2014, to regain compliance. On February 19, 2014, the Company received a second letter from the NASDAQ Stock Market indicating that the Company was eligible for an additional 180 calendar days, or until August 18, 2014, in which to regain compliance with the minimum bid price requirement. In order for our common stock to continue to be quoted on the NASDAQ Capital Market, the Company must regain compliance with the $1.00 minimum bid price requirement for a minimum of 10 consecutive trading days.

Our Board currently believes that maintaining the listing of our common stock on the NASDAQ Capital Market is in the best interests of the Company and our stockholders. If our common stock were delisted from the NASDAQ Capital Market, our Board believes that the liquidity in the trading market for our common stock could be significantly decreased, which could reduce the trading price. If the Reverse Stock Split is approved by our stockholders and implemented by our Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Stock Split by our stockholders and the implementation by our Board, there is no assurance that the Reverse Stock Split will result in our continuing to meet the $1.00 minimum bid price requirement (see below) and our common stock could be delisted from the NASDAQ Capital Market due to our failure to comply with one or more other NASDAQ Rules.

Possibility that the Reverse Stock Split Will Fail to Achieve the Desired Effects

Stockholders should note that the effect of the Reverse Stock Split upon the market price for our common stock cannot be accurately predicted. In particular, there can be no assurances that our common stock will trade at a price proportionate to the ratio at which a Reverse Stock Split is implemented, or that our common stock will remain at any given price following implementation of a Reverse Stock Split. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Purpose of Change in Authorized Shares of Common Stock

If the stockholders approve this Proposal III, and if the Board of Directors determines to implement the Reverse Stock Split, then as part of the Reverse Stock Split, the Company will also amend the Charter to change the total number of authorized shares of common stock to 50,000,000. The purpose of changing the number of authorized shares of common stock to 50,000,000 is to adjust the number of authorized shares of common stock in light of the reduction in the number of shares of common stock outstanding and issuable pursuant to outstanding securities that are convertible into or exercisable for shares of common stock to a number which contemplates all such shares and also allows the Company to issue a sufficient number of additional shares of common stock for any proper corporate purposes, including but not limited to, public or private financings, stock splits, stock dividends, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures and other business combinations, as well as for other general corporate transactions.

Principal Effects of the Reverse Stock Split

Effect on Existing Shares of Common Stock

The proposed Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share or to the extent of any preservation of round lots, each as described below. The number of stockholders of record will not be affected by the Reverse Stock Split.

Effect on Existing Shares of Preferred Stock

The number of shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) outstanding will not be affected by the Reverse Stock Split. However, the conversion price of each outstanding share of Series A Preferred Stock (and, as a consequence, the number of shares of common stock into which each share of each outstanding share of Series A Preferred Stock is convertible) would be adjusted proportionately as a result of the Reverse Stock Split.

Effect on Options, Warrants and Shares Reserved for Issuance under Compensation Plans

All outstanding options and warrants to purchase shares of our common stock would be adjusted proportionately as a result of the Reverse Stock Split. In addition, the maximum number of shares available for grant under our 2005 Stock Incentive Plan would be adjusted proportionately as a result of the Reverse Stock Split; however, the maximum number of shares available for grant under our 2013 Stock Incentive Plan would remain the same.

Effect on Authorized but Unissued Shares of Common Stock

Currently, the Company is authorized to issue up to a total of 95,000,000 shares of common stock and the stockholders are being asked at the Annual Meeting to approve an amendment to the Company’s Charter to increase the number of authorized shares of common stock from 95,000,000 shares to 150,000,000 shares (see Proposal II). If the stockholders approve this Proposal III, and if the Board of Directors determines to implement the Reverse Stock Split, then as part of the Reverse Stock Split, the Company will also amend the Charter to change the total number of authorized shares of common stock to 50,000,000.

Anti-takeover Considerations

This proposed amendment to our Charter would change the total number of shares of common stock that we are authorized to issue to 50,000,000 shares. Because the total number of authorized shares of common stock is not being reduced in an amount proportionate to the Reverse Stock Split, the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action will be significantly increased. However, other than as described in this Proxy Statement, we currently have no plans, arrangements or understandings to issue these additional authorized shares. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The action to authorize the Reverse Stock Split has been prompted in order to regain compliance with the NASDAQ minimum bid price requirement. Nevertheless, the additional shares of common stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock or preferred stock, including preferred stock convertible into shares of common stock, in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Effective Date

The Board of Directors, in its discretion, may elect to implement the Reverse Stock Split within the range of the stated ratios after receipt of stockholder approval at such time it deems appropriate; alternatively, the Board may determine in its discretion not to proceed with the Reverse Stock Split. The Reverse Stock Split would become effective on the date of filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware and completion of any other related regulatory requirements. On the effective date as specified in the Certificate of Amendment, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the Certificate of Amendment. If the Board does not implement the Reverse Stock Split by the date of our 2015 annual meeting of stockholders, stockholder approval would be required again prior to the implementation of any reverse stock split and change in authorized shares of common stock as contemplated by the Proposal III.

Round Lots

The Board of Directors has authorized the Company’s officers to limit the application of the Reverse Stock Split to certain stockholders so as to preserve the number of round lots, as such officers determine in their discretion.

Fractional Shares

No fractional shares of our common stock will be issued as a result of the Reverse Stock Split. In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

As of the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each certificate representing shares of the Company’s common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Company’s common stock resulting from the Reverse Stock Split.

Our transfer agent, American Stock Transfer & Trust Company, LLC, will be available to implement the exchange of stock certificates. After the effective date, stockholders will be notified of the effectiveness of the Reverse Stock Split. Stockholders of record will receive a letter requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to exchange their shares. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent. Until surrendered, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares based on the ratio of the Reverse Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter from the transfer agent.

Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Charter to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

Interests of Certain Persons in the Proposal

Certain of the Company’s executive officers and directors have an interest in this proposal as a result of their ownership of shares of the Company’s common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our executive officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN. YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences, if any, that management believes will apply to the Company and its stockholders who are U.S. holders at the effective time of the Reverse Stock Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a U.S. holder is a stockholder that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service. The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. Each holder of shares of the Company’s common stock is strongly urged to consult his, her or its tax advisor as to the specific tax consequences to such holder of the Reverse Stock Split, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of such holder’s particular circumstances.

No gain or loss should generally be recognized by a stockholder upon his, her or its exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received by a stockholder (including any fraction of a new share deemed to have been received) should be the same as such stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. A stockholder’s holding period for the post-Reverse Stock Split shares should include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

Vote Required.     The affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock is required to approve this proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal III.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL III

PROPOSAL IV

ADVISORY (NON-BINDING) VOTE ON

EXECUTIVE COMPENSATION

The Company is providing stockholders with an advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act of 1934. The last advisory vote on executive compensation was held at the Company’s 2011 Annual Meeting of Stockholders.

At this stage in our growth, our principal business objective is to continue the commercialization of MelaFind®. Achievement of this objective requires that we closely monitor our expenses, including compensation expenses. Accordingly, we seek to target our cash compensation levels at or below market and pay a significant portion of total compensation in the form of stock options.

Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

This advisory vote on executive compensation, commonly and herein referred to as a “say-on-pay” advisory vote, is not binding on our Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL IV

PROPOSAL V

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that the Board of Directors submit the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EisnerAmper LLP audited the Company’s financial statements in 2012 and 2013. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors, on behalf of the audit committee, is submitting the selection of EisnerAmper LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required.     The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the selection of EisnerAmper LLP. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal V.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL V

Principal Accountant Fees

The following is a summary of the aggregate fees billed to the Company by EisnerAmper LLP for professional services rendered during the fiscal years ended December 31, 2012 and December 31, 2013:

	Fiscal Year Ended December 31,
	2012	2013
Audit Fees	$219,182	$246,150
Audit-Related Fees	43,422	70,803
Tax Fees	15,767	16,000
All Other Fees	—	—

Total Fees	$278,371	$332,953

Audit Fees.     Audit Fees consisted of fees covering the audits of the Company’s financial statements which were billed during the respective year, including work on quarterly reports and work on Sarbanes-Oxley matters.

Audit-Related Fees.     Audit-Related Fees for 2012 consisted of fees for audit work done performed in connection with our filing with the SEC of a Prospectus Supplement in June 2012 and related work in connection with our At-the-Market (“ATM”) equity offering program in June and September 2012. Audit-Related Fees for 2013 consisted of fees for work in connection with a comfort letter in February and December 2013 and registration statements related to equity financings during the year.

Tax Fees.     The 2012 and 2013 Tax Fees related to the preparation of the Company’s 2011 and 2012 Federal and State income tax returns and associated estimated payments and applications for filing extensions and for the undertaking of a study to analyze the amount and timing of the tax loss carry forwards.

All Other Fees.     There were no other fees billed by EisnerAmper LLP for the years ended December 31, 2012 and December 31, 2013, respectively.

Pre-Approval of Audit and Non-Audit Services

The services performed by EisnerAmper LLP in 2013 were pre-approved by the audit committee. The audit committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm, except where such services are determined to be de minimis under the Securities Exchange Act of 1934, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm’s independence. The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out information with respect to compensation plans under which equity securities of our Company were authorized for issuance as of December 31, 2013:

Plan Category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders	3,065,714	1.62	3,729,853
Equity compensation plans not approved by security holders	—	—	—

Total	3,065,714	1.62	3,729,853

Information regarding option awards to our named executive officers in fiscal year 2013 and options held by such officers at December 31, 2013 is provided in the “Summary Compensation” table, the “Outstanding Equity Awards at 2013 Fiscal Year-End” table, and information regarding option awards to our non-employee directors in fiscal year 2013 is provided in the “Non-Employee Director Compensation Table For Year Ended December 31, 2013” table in the Executive Compensation section of this Proxy Statement.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock, par value $0.001, as of March 28, 2014 (except as noted) by: (i) each director and nominee for director; (ii) each of our executive officers who are named in the Summary Compensation Table presented herein; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Beneficial Ownership(1) of Options Included in Beneficially Owned	Percentage of Common Shares Beneficially Owned
Executive Officers and Directors
Rose A. Crane	67,570		—	*
Robert C. Coradini	356,180		187,156	*
Tony Dimun	24,013		10,500	*
Samuel E. Navarro	—		—	*
Jeffrey F. O’Donnell	13,513		—	*
David K. Stone	86,082		62,568	*
Kathryn Swintek	65,337		31,824	*
LuAnn Via	60,811		32,298	*
All directors and all executive officers as a group (8 persons)	673,506		324,346	1.28%
5% Common Stockholders —
Sabby Healthcare Volatility Master Fund, Ltd(2)	3,740,427	(3)	—	9.99%
Sabby Volatility Warrant Master Fund, Ltd(4)	1,044,200	(5)	—	9.99%
Broadfin Healthcare Master Fund, LTD(6)	9,086,229	(7)	—	9.99%

*	Less than one percent beneficially owned

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 52,107,465 shares outstanding on March 28, 2014, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o MELA Sciences, at the address on the first page of this Proxy Statement.

(2)	The business address of Sabby Healthcare Volatility Master Fund Ltd. (“Sabby HVMF”) is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby HVMF. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby HVMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby HVMF except to the extent of their respective pecuniary interest therein.

(3)	Consists of 3,740,427 shares of common stock and does not include 7,142,857 shares of common stock issuable upon conversion of 6,000 shares of Series A Preferred Stock (the conversion of which is subject to a 9.99% blocker) and 11,629,344 shares of common stock issuable upon exercise of warrants (the exercise of which is subject to a 9.99% blocker) held by Sabby HVMF.

(4)	The business address of Sabby Volatility Warrant Master Fund Ltd. (“Sabby VWMF”) is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby VWMF. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby VWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby VWMF except to the extent of their respective pecuniary interest therein.

(5)	Consists of 1,044,200 shares of common stock and does not include 2,738,095 shares of common stock issuable upon conversion of 2,300 shares of Series A Preferred Stock (the conversion of which is subject to a 9.99% blocker) and 4,200,771 shares of common stock issuable upon exercise of warrants (the exercise of which is subject to a 9.99% blocker) held by Sabby VWMF.

(6)	The business address of Broadfin Healthcare Master Fund, LTD (“Broadfin”) is 20 Genesis Close Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands and the business address of each of Broadfin Capital, LLC and Kevin Kotler is 237 Park Avenue, 9th Floor, New York, NY 10017. Broadfin, Broadfin Capital, LLC and Kevin Kotler have shared voting and investment control of the securities held by Broadfin.

(7)	Consists of 4,761,905 shares of common stock issuable upon conversion of 4,000 shares of Series A Preferred Stock (the conversion of which is subject to a 9.99% blocker) and 4,324,324 shares of common stock issuable upon exercise of a warrant (the exercise of which is subject to a 9.99% blocker).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Jeffrey O’Donnell was late in filing his Form 3.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers, their ages and their positions, are as follows:

Name	Age	Position
Rose Crane	54	President, Chief Executive Officer and Director
Robert Cook	58	Chief Financial Officer, Secretary and Treasurer

Rose Crane was appointed to serve on our Board of Directors in November 2013 and has served as our President and Chief Executive Officer since November 2013. Ms. Crane served as our Acting Chief Financial Officer, Secretary and Treasurer from January 1, 2014 to April 14, 2014. Ms. Crane was most recently a Partner at Apple Tree Partners, a venture capital firm that invests in pharmaceuticals, biotech, medical technology and healthcare services, since 2012. From October 2008 to November 2011, Ms. Crane was President and Chief Executive Officer of Epocrates, Inc., a healthcare technology company that provides point-of-care digital solutions, where she developed the strategic plan to advance and promote growth at the company and helped take the company public. Prior to that Ms. Crane was at Johnson & Johnson from 2002 to 2008, serving in various senior executive positions, including as Company Group Chairman of OTC/Nutritionals. Ms. Crane started her career with Bristol-Myers Squibb Company in 1982, where she held numerous positions, including senior management assignments, such as President, Global Marketing and Consumer Products, from 1998 to 2000, and President, U.S. Primary Care from 2000 to 2002. Ms. Crane also serves on the Board of Directors of Novalere, a consumer healthcare company, since May 2013.

Robert Cook was appointed to serve as our Chief Financial Officer, Secretary and Treasurer, effective April 14, 2014. Prior to that, Mr. Cook was Senior Vice President and Chief Financial Officer of Immune Pharmaceuticals, Inc. From 2004 to 2013, Mr. Cook was Senior Vice President and Chief Financial Officer at EpiCept Corporation, where he was responsible for finance and accounting, SEC reporting, treasury, and budget, as well as IR/PR, information technology, facilities, human resources and corporate administration. From 1998 to

2004, Mr. Cook served as Executive Vice President and Chief Financial Officer of Pharmos Corporation, a publicly traded biopharmaceutical company. From 1995 to 1997, Mr. Cook served as a Vice President in the Healthcare Group at General Electric Capital Commercial Finance, focused on emerging life science companies. Mr. Cook began his career in financial services, initially at The Chase Manhattan Bank, N.A. including several years as a managing director responsible for developing business in the U.S. pharmaceutical, medical device and hospital supply sectors. Mr. Cook earned his Bachelor’s degree in International Finance, magna cum laude, from The American University in Washington, D.C.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships between our directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our principal executive officers and other executive officers during our last two completed fiscal years; such officers are referred to herein as the “named executive officers”:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards (5) ($)		All Other Compensation ($)		Total ($)
Rose A. Crane (1)	2013	43,220				480,000				523,220
Director, President and Chief Executive Officer	2102

Robert C. Coradini (2)	2013	82,692				113,564		72,904	(7)	269,160
Director and Interim President and Chief Executive Officer	2012

Joseph V. Gulfo, M.D. (3)	2013	179,722				1,233,000	(6)	5,392	(8)	1,418,114
Former Chairman, President and Chief Executive Officer	2012	313,600						45,408	(9)	359,008

Richard I. Steinhart (4)	2013	243,117		4,562	(10)	98,123		97,500	(11)	443,302
Former Sr. Vice President Finance, Chief Financial Officer, Secretary and Treasurer	2012	257,700	25,000							282,700

(1)	Rose Crane was hired as President and Chief Executive Officer on November 11, 2013.

(2)	Robert Coradini served as Interim President and Chief Executive Officer from June 17, 2013 to November 11, 2013.

(3)	Joseph Gulfo, M.D. resigned as Chairman, President and Chief Executive Officer effective June 15, 2013.

(4)	Richard Steinhart resigned as Sr. Vice President Finance, Chief Financial Officer, Secretary and Treasurer effective December 31, 2013.

(5)	Option awards included in this table reflect the grant date fair value of such awards.

(6)	Included in this amount are (i) the grant date fair value of a 1,000,000 share option awarded in 2013 and (ii) the effect of Dr. Gulfo’s 2013 forebearance agreement on a 900,000 share option which was recorded as a forfeiture and new award at the grant date fair value.

(7)	Included in this amount is director compensation earned during the period of 2013 when Robert Coradini was not an executive officer, consisting of $24,904 in director and committee member fees and $48,000 in fees for transition services.

(8)	This amount represents Company matching contributions made under our Simple IRA Plan.

(9)	This amount consists of a stipend of $3,000 per month for commutation expenses, home office expenses, certain communication expenses and Company matching contributions made under our Simple IRA Plan of $9,408.

(10)	This amount represents the vested portion of a restricted stock award issued in exchange for salary reductions, and consists of the fair market value of 6,250 shares of Company common stock issued on November 5, 2013.

(11)	This amount represents severance paid to Mr. Steinhart in January of 2014.

Overall Compensation

President and Chief Executive Officer, Rose Crane

On November 11, 2013 we entered into an employment agreement with Rose Crane, our President and Chief Executive Officer. The agreement has a three-year initial term, subject to annual extensions thereafter. Under the terms of the agreement, Ms. Crane will receive a base salary of $300,000 and will be eligible to receive a bonus of up to 30% of her base salary per annum, starting for fiscal year 2014, based on achievement of specified milestones, as determined by the Board following approval of the annual budget, and other objectives to be determined. In addition, Ms. Crane also received options to purchase up to 1,000,000 shares of the Company’s common stock, having a term of 10 years, an exercise price of $0.70 and vesting as follows: (i) 400,000 shares vesting in three equal installments on the first, second and third anniversaries of November 11, 2013, her date of employment (“Tranche One”); (ii) 300,000 shares vesting upon the Company achieving $10 million in revenue in any fiscal year ending on or before December 31, 2015 (“Tranche Two”); and (ii) 300,000 shares vesting upon the Company obtaining positive EBITDA on or before December 31, 2016 (“Tranche Three”). Upon a change of control (as that term is defined in the Employment Agreement), any unvested Tranche One options will vest immediately and any unvested Tranche Two and Tranche Three options will vest immediately only if the purchase price for the Company’s common stock in connection with the change of control is at least $2.00 per share as adjusted to reflect organic changes. In the event Ms. Crane’s employment is terminated without cause or in conjunction with a change of control after the initial term she will be entitled to severance equal to 12-months of her base salary. The agreement also contains a 12-month non-compete and non-solicitation period.

Interim President and Chief Executive Officer, Robert Coradini

On June 21, 2013 we entered into an employment agreement with Mr. Robert Coradini with respect to his service as Interim President and Chief Executive Officer. Pursuant to the Agreement, which was effective as of June 17, 2013, Mr. Coradini was paid an annual salary of $200,000 and received stock options to purchase 200,000 shares of common stock at an exercise price of $0.73 per share. The shares subject to the options will vest quarterly over the 12 month period starting June 21, 2013, while Mr. Coradini is serving either in the role of Interim Chief Executive Officer, our Chief Executive Officer or as a director. In addition, any unvested portion of the options will accelerate and vest in full at such time as Mr. Coradini ceases to serve as an executive officer and also ceases to serve as a director subject to certain conditions and upon a change of control of the Company. Mr. Coradini resigned as Interim President and Chief Executive Officer on November 11, 2013.

Chief Financial Officer, Secretary and Treasurer, Robert Cook

On April 4, 2014, we entered into an employment agreement with Mr. Cook, effective April 14, 2014. The agreement has a three-year initial term, subject to annual extensions thereafter. Under the terms of the agreement, Mr. Cook will receive a signing bonus of $15,000, a base salary of $250,000 and will be eligible to receive an annual bonus of up to $100,000, based on the achievement of certain performance based targets, as determined by the Board of Directors following approval of the annual budget, and other objectives to be determined. Any bonus paid to Mr. Cook shall first be reduced by his $15,000 signing bonus. In addition, Mr. Cook will also receive options to purchase up to 500,000 shares of the Company’s common stock, having a term of 10 years, an exercise price equal to the fair market value of the Company’s Common Stock on April 14, 2014, based upon the closing price as reported by The Nasdaq Stock Market, and vesting as follows: (i) 300,000 shares vesting in three equal installments on the first, second and third anniversaries of April 14, 2014, his date of employment (“Tranche One”); (ii) 50,000 shares vesting upon the date on which the Company achieves the financial metrics set forth in the budget approved by the Board of Directors for the last six months of fiscal year 2014 (“Tranche Two”); (iii) 75,000 shares vesting upon the date on which the Company achieves the financial metrics set forth in the budget approved by the Board for fiscal year 2015 (“Tranche Three”); and (iv) 75,000 shares vesting upon the date on which the Company achieves the financial metrics set forth in the budget approved by the Board for fiscal year 2016 (“Tranche Four”). Upon a change of control (as that term is defined in the Employment Agreement), any unvested Tranche One options will vest immediately and any unvested Tranche Two, Three or Four options will vest immediately only if the purchase price for the Company’s common stock in connection with the change of control is at least $2.00 per share, as adjusted to reflect organic changes. In the event Mr. Cook’s employment is terminated, without cause or in conjunction with a change of control, he will be entitled to severance equal to (i) one month of his base salary if such termination occurs within the first of year of his employment and (ii) 12 months of his base salary if such termination occurs after the first year of his employment. The agreement also contains a 12 month non-compete and non-solicitation period.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table set forth the equity awards outstanding at December 31, 2013 for each of the named executive officers:

	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options that are Exercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options that are Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Rose A. Crane (1)	—	1,000,000	(4)	0.70	11/11/2023
Director, President and Chief Executive Officer

Robert C. Coradini (2)	10,000	—		3.45	1/5/2022
Director and Interim President and Chief Executive Officer	10,000	—		2.07	12/14/2022
	100,000	100,000	(5)	0.73	6/21/2023
	—	10,000	(6)	0.68	12/6/2023
	6,127	22,058	(7)	0.68	12/6/2023

Richard I. Steinhart (3)	2,475			6.38	5/13/2020
Former Sr. Vice President Finance, Chief Financial Officer, Secretary and Treasurer	100,000			3.81	4/25/2021
	1,500			1.24	4/25/2023
	35,326			0.92	8/5/2023

(1)	Ms. Crane was hired as President and Chief Executive Officer effective November 11, 2013.

(2)	Mr. Coradini served as Interim President and Chief Executive Officer from June 17, 2013 to November 11, 2013.

(3)	Mr. Steinhart resigned as Sr. Vice President Finance, Chief Financial Officer, Secretary and Treasurer effective December 31, 2013, and all unexercised options were forfeited on March 31, 2014.

(4)	Theses options become exercisable as follows: 133,333, 133,334, and 133,333 shares on November 11, 2014, 2015 and 2016, respectively; 300,000 shares upon the Company achieving $10 million in revenue before December 15, 2015 and 300,000 shares upon the Company achieving positive EBITDA in any fiscal year before December 31, 2016.

(5)	These options become exercisable for 50,000 shares on each of 3/21/2014 and 6/21/2014.

(6)	These options become exercisable on 12/6/2014.

(7)	These options become exercisable for 11,029 shares on each of 3/31/2014 and 6/30/2014.

Compensation of Directors

In addition to reimbursement of expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors, each of our non-employee directors receives an annual fee of $20,000 for serving as a director, pro-rated to the date they join the Board of Directors, and an annual grant of stock options to purchase up to 10,000 shares of common stock, which grant is pro-rated to the first day of the quarter during which they join the Board of Directors. In addition, subject to our cash conversation policy described below, our Chairman of the Board receives an annual fee of $15,000 and the chairman of each of our audit committee, our compensation committee and our nominating and corporate governance committee receives an annual fee of $12,000, $10,000 and $10,000, respectively. Committee members who are not chairs of each of our audit committee, our compensation committee and our nominating and corporate governance committee receive, subject to the cash conversation policy described below, annual fees of $6,000, $5,000 and $5,000, respectively, with no payments being made on a meeting-attended basis. As an employee of the Company, Rose Crane received no compensation for her services as a director, nor did Robert Coradini during the time he served as our Interim President and Chief Executive Officer.

In connection with a cash conversation policy approved by the Board of Directors in August 2013, non-employee directors will receive a maximum of $20,000 of director related fees in cash from July 1, 2013 through June 30, 2014, and all other fees payable in respect of board, committee or chairman service will be paid by the issuance of stock options for that number of shares of common stock equal to two times the value of the portion of the compensation not being paid in cash, based on the fair market value of the common stock on the date of grant of the stock options. Directors appointed after July 1, 2013 will receive a maximum of the pro-rated amount of $20,000 of director related fees in cash based on their days of service between July 1, 2013 and June 30, 2014, and all other fees payable in respect of board, committee or chairman service will be paid by the issuance of stock options for that number of shares of common stock equal to two times the value of the portion of the compensation not being paid in cash, based on the fair market value on the common stock on the date of grant of the stock options.

Non-Employee Director Compensation Table for the Year Ended December 31, 2013

Name	Fees Earned or Paid In Cash ($)	Option Awards (7) ($)	Option Awards (6) (#)	Total ($)
Robert C. Coradini (1)	—	—	—	—
Tony Dimun (2)	—	11,995	24,500	11,995
Anne M. Egger (3)	31,250	24,872	50,541	56,122
Mark Fabiani (3)	23,750	11,358	23,514	35,108
John G. Goddard (4)	18,500	—	—	18,500
Mindy Meads (3)	27,692	24,872	50,541	52,564
David K. Stone	32,192	32,980	66,757	65,172
Kathryn Swintek (5)	10,333	25,991	49,932	36,324
LuAnn Via	24,692	19,466	39,730	44,158

(1)	Mr. Coradini’s director compensation is included on the Summary Compensation Table.

(2)	Mr. Dimun was appointed to the Board of Directors effective October 1, 2013.

(3)	Ms. Egger, Mr. Fabiani and Ms. Meads resigned from the Board of Directors effective December 31, 2013.

(4)	Mr. Goddard did not seek re-election at the 2013 Annual Meeting.

(5)	Ms. Swintek was appointed to the Board of Directors effective April 25, 2013.

(6)	The Board of Directors instituted a policy limiting the payment of director related fees from July 1, 2013 to June 30, 2014 to $20,000 in cash, with any excess amounts to be paid in stock option awards. In addition, each non-employee director was awarded an annual stock option grant for 10,000 shares (or the appropriate pro-rated amount) which vests on December 6, 2014.

(7)	Represents Black-Scholes value of option awards as calculated on the day of grant.

CERTAIN TRANSACTIONS

Transition Services Provided by Robert Coradini

On March 11, 2014, the Company agreed to pay Robert Coradini, a director and the Company’s former Interim President and Chief Executive Officer, approximately $48,000 in consideration for services provided in connection with the transition to a new Chief Executive Officer during the fourth quarter of 2013.

Review, Approval or Ratification of Transactions with Related Persons

In accordance with its charter, the audit committee is responsible for reviewing all “related party transactions” (defined as such transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an on-going basis. All such related party transactions must be approved by the audit committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: MELA Sciences, Inc., 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Rose Crane

President and Chief Executive Officer

April 14, 2014

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 is available without charge upon written request to: MELA Sciences, Inc., 50 South Buckhout Street, Suite 1, Irvington, New York 10533, Attention: Secretary.

MELA Sciences, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 14, 2014.

Vote by Internet
•	Log on to the Internet and go to
http://proxy.georgeson.com/
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

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Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

The Board recommends a vote FOR all nominees in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01-Robert Coradini	☐	☐	02- Rose Crane	☐	☐	03 - Tony Dimun	☐	☐

04 - Jeffrey O’Donnell	☐	☐	05- Samuel Navarro	☐	☐	06 - David K. Stone	☐	☐

07 - Kathryn Swintek	☐	☐	08 - LuAnn Via	☐	☐

			For	Against		Abstain
2. To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 95,000,000 to 150,000,000, subject to the Board of Directors’ authority to abandon such amendment			☐	☐		☐

			For	Against		Abstain
3. To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to (A) effect a reverse stock split of the Company’s common stock, at a specified ratio within the range from 1-for-6 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and specific ratio of the reverse stock split; and (B) change the number of authorized shares of common stock to 50,000,000, subject to the Board of Directors’ authority to abandon such amendment			☐	☐		☐

			For	Against		Abstain
4. To approve, by non-binding vote, the Company’s executive compensation			☐	☐		☐

			For	Against		Abstain
5. To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014			☐	☐		☐

Change of Address — Please print new address below, if applicable.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — MELA Sciences, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2014

The undersigned hereby appoints Jeffrey O’Donnell and Rose Crane, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of MELA Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of MELA Sciences, Inc. to be held at The Double Tree Hotel 455 S. Broadway, Tarrytown, New York 10591, on Thursday, May 15, 2014 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 and 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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